UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-11(c) of § 240.14a-12

CENTER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2006

TO THE SHAREHOLDERS OF CENTER FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Center Financial Corporation (the “Company”) will be held at the Olympic Office of Center Bank, 2222 West Olympic Boulevard, Los Angeles, California 90006 on Wednesday, May 10, 2006 at 6:00 p.m., for the purpose of considering and voting upon the following matters.

1. Amendment of Bylaws. Approving a proposal to amend the Company’s Bylaws to change the range of authorized directors from between eight (8) and fifteen (15) to between six (6) and eleven (11), and to fix the exact number of directors at seven (7), as described in the accompanying Proxy Statement.

2. Election of Directors. Electing the following four (4) individuals to serve as Class II directors until the 2008 annual meeting of shareholders and until their successors are elected and qualified:

Chung Hyun Lee	Peter Y.S. Kim
Jin Chul Jhung	Seon Hong Kim

3. Approval of Stock Incentive Plan. Approving the Company’s 2006 Stock Incentive Plan, as described in the accompanying Proxy Statement.

4. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

The Bylaws of the Company provide for the nomination of directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 5(a) of Article III of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Only those shareholders of record at the close of business on March 13, 2006 will be entitled to notice of and to vote at the Meeting.

DATED: April 20, 2006	By Order of the Board of Directors

Thomas Levine
Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

2

CENTER FINANCIAL CORPORATION

3435 Wilshire Boulevard, Suite 700

Los Angeles, California 90010

(213) 251-2222

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2006

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Center Financial Corporation (the “Company”) to be held at the Olympic Office of Center Bank (the “Bank”), 2222 West Olympic Boulevard, Los Angeles, California 90006, at 6:00 p.m., on Wednesday, May 10, 2006, and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company and the costs of such solicitation will be borne by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 20, 2006.

The matters to be considered and voted upon at the Meeting will be:

1. Amendment of Bylaws. To approve a proposal to amend the Company’s Bylaws to change the range of authorized directors from between eight (8) and fifteen (15) to between six (6) and eleven (11), and to fix the exact number of directors at seven (7), as described more fully herein.

2. Election of Directors. To elect four (4) individuals to serve as Class II directors until the 2008 annual meeting of shareholders and until their successors are elected and qualified.

3. Approval of Stock Incentive Plan. To approve the Company’s 2006 Stock Incentive Plan, as described more fully herein.

4. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the “Proxy Holders”) in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein, in favor of Proposals 1 and 3 and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

There were 16,450,122 shares of the Company’s common stock issued and outstanding on March 13, 2006, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of the Record Date for the annual meeting on any matter submitted to the vote of the shareholders. An abstention or broker non-vote will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Shareholders of the Company do not have cumulative voting rights in connection with the election of directors.

Approval of the amendment to the Company’s Bylaws requires the affirmative vote of at least a majority of the outstanding shares of the Company’s common stock, and approval of the Company’s 2006 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares represented and voting at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Management knows of no person who owned beneficially more than 5% of the outstanding common stock of the Company as of March 13, 2006, except for David Z. Hong and Sang Hoon Kim, both of whom are members of the Company’s Board of Directors (see “ELECTION OF DIRECTORS” herein); and FMR Corp. and the Baron Entities (as defined below). The following table furnishes information, as of March 13, 2006, regarding FMR Corp. and the Baron Entities:

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	FMR Corp.[2] 82 Devonshire Street Boston, Massachusetts 02109	1,632,784 [2]	9.9%

[1]	The information contained in this table is based solely on a review of Schedule 13D, 13F, and 13G filings with the Securities and Exchange Commission.

[2]	FMR Corp. is a registered investment adviser as defined in applicable SEC rules. Clients of FMR Corp. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from, the sale of the stock, but none of such clients is known to have a beneficial ownership interest in more than 5% of Center Financial’s Common Stock. FMR Corp. has sole voting power with respect to 104,400 shares, and sole dispositive power with respect to all 1,632,784 shares.

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Baron Capital Group[3] 767 Fifth Avenue, 49th Floor New York, New York 10153	1,045,000 [4]	6.4%

Common Stock	BAMCO, Inc. 767 Fifth Avenue, 49th Floor New York, New York 10153	1,030.000 [5]	6.3%

Common Stock	Baron Growth Fund 767 Fifth Avenue, 49th Floor New York, New York 10153	850,000 [6]	5.2%

Common Stock	Ronald Baron 767 Fifth Avenue, 49th Floor New York, New York 10153	l,045,000 [7]	6.4%

PROPOSAL 1: AMENDMENT OF BYLAWS

The Company’s Bylaws currently provide that the number of directors shall be not fewer than eight (8) nor more than fifteen (15) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company’s shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company’s shareholders or by the Company’s Board of Directors. The exact number of directors is presently fixed at eight (8), but the Board of Directors is presently composed of only seven (7) individuals.

On January 11, 2006, the Company’s Board of Directors approved, subject to approval by the holders of a majority of the Company’s outstanding shares, an amendment to Article IV, Section 1 of the Company’s Bylaws to decrease the permissible number of directors to a range with a minimum of six (6) directors and a maximum of eleven (11) directors, and to fix the exact number of directors at seven (7). As amended, this section of the Bylaws would read in its entirety as follows:

(Certain footnotes appear on previous page.)

[3]	Baron Capital Group, Inc. is the parent holding company of BAMCO, Inc. which is a registered investment adviser as defined in applicable SEC rules. Ronald Baron owns a controlling interest of Baron Capital Group, Inc. Baron Growth Fund is an advisory client of BAMCO, Inc. Baron Capital Group, Inc., BAMCO, Inc., Baron Growth Fund, and Ronald Baron are collectively referred to as the “Baron Entities.” The shares reported by the Baron Entities are all the same shares. Advisory clients of BCM have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from, the sale of the stock, but none of such clients is known to have a beneficial ownership interest in more than 5% of Center Financial’s Common Stock.

[4]	Baron Capital Group, Inc. has shared voting power as to 945,000 shares and shared dispositive power as to all 1.045,000 shares of common stock.

[5]	BAMCO, Inc. has shared voting power as to 930,000 shares and shared dispositive power as to all 1,030,000 shares of common stock.

[6]	Baron Growth Fund has shared voting and dispositive power as to all 1,045,000 shares of common stock.

[7]	Ronald Baron has shared voting power as to 945,000 shares and shared dispositive power as to 1,045,000 shares of common stock.

“Section 1. NUMBER OF DIRECTORS. The authorized number of Directors shall be not less than six (6) nor more than eleven (11) unless changed by amendment of the Articles or by a Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed, within the limits specified by this section, by a bylaw or amendment thereof or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by a resolution duly adopted by the Board of Directors.

“Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at seven (7).”

As indicated above, the Board of Directors currently consists of seven (7) members. Since the minimum number of directors presently specified in the Bylaws is eight (8), there is currently a vacancy on the Board. The Board of Directors believes that a Board composed of seven (7) individuals will be able to serve the Company and its shareholders adequately. Accordingly, the Board of Directors believes that it would be more beneficial to the Company to reduce the authorized number of directors than to appoint an additional director to fill the vacancy at this time. However, the proposed amendment to the Bylaws would still provide the flexibility to increase the size of the Board should it be deemed desirable to do so in the future.

If the proposed amendment to the Company’s Bylaws described above is approved, the Bylaws will provide that the number of directors shall not be fewer than six (6) nor more than eleven (11) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company’s shareholders. The Bylaws will further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company’s shareholders or by the Company’s Board of Directors. The exact number of directors will be fixed at seven (7).

The affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock is necessary to approve this proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2: ELECTION OF DIRECTORS

Pursuant to the terms of the Company’s Articles of Incorporation, the Board of Directors is divided into two classes, designated Classes I and II. The directors serve staggered two-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the Meeting, shareholders will be asked to elect the following four (4) Class II directors whose terms expire this year, for an additional term of two (2) years:

Chung Hyun Lee	Peter Y.S. Kim
Jin Chul Jhung	Seon Hong Kim

Since shareholders do not have cumulative voting rights in the election of directors, the affirmative vote of a majority of the votes cast is required for the election of directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information as of March 13, 2006, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company’s directors and executive officers, and (iii) the directors and executive officers of the Company as a group:

Name, Address and Offices Held with Company[8]	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since	Common Stock Beneficially Owned on March 13, 2006
				Number of Shares[9]	Vested Option Shares[10]	Percentage of Shares Outstanding[11]
Peter Y.S. Kim Chairman of the Board	President and Chairman, Harbor Express Inc., Gold Point Transportation, Bridge Warehouse, Inc. (Trucking); President, 3Plus Logistics	57	2008/ 2000 (1998)[12]	570,724	0	3.47%
David Z. Hong Director	Retired (formerly accountant, David Hong Accounting Service)	76	2007/ 2000 (1985)[12]	900,065[13]	0	5.47%
Jin Chul Jhung Director	President and Chairman, Royal Imax, Inc. (Importing and Wholesale)	62	2008/ 2000 (1998)[12]	219,234[14]	0	1.33%
Chang Hwi Kim Director	President, Maxion Inc. (Home Entertainment)	63	2007/ 2000 (1989)[12]	714,724[15]	0	4.35%
Sang Hoon Kim Director	Chairman and Chief Executive Officer, Tmecca.com (On-line Provider of Professional Books and Magazines)	65	2007/ 2000 (1985)[12]	1,108,787[16]	0	6.74%

[8]	All offices held apply to both Center Financial Corporation and Center Bank unless otherwise indicated. The business address of each of the directors and executive officers is 3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010.

[9]	Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass- through voting rights and investment power.

[10]	Consists of option shares which are vested or will vest within 60 days of March 13, 2006 pursuant to the Company’s 1996 Stock Option Plan. (See “ – Stock Options.”)

[11]	This percentage is based on the total number of shares of the Company’s common stock outstanding, plus the number of option shares for the applicable individual or group which are vested or will vest within 60 days of March 13, 2006 pursuant to the Company’s 1996 Stock Option Plan. (See “ – Stock Options.”)

[12]	Year first elected or appointed a director of Center Bank.

[13]	Includes 7,280 shares held by a charitable remainder trust of which Mr. Hong is a is a trustee and beneficiary, and in which Mr. Hong has a proportional pecuniary interest of approximately 71 % and disclaims beneficial ownership of the remaining 29%. Mr. Hong has sole voting and investment power as to all 7,280 shares.

[14]	Includes 30,740 shares held by Royal Imax, Inc., of which Mr. Jhung is President, Chairman and sole shareholder, as to which shares Mr. Jhung has sole voting and investment power.

[15]	Includes 18,364 shares owned by Chang Hwi Kim’s adult children, as to which shares Mr. Kim has sole voting and investment power pursuant to an agreement with the record owners of the shares.

(Table and footnotes continued on following page.)

Name, Address and Offices Held with Company[8]	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since	Common Stock Beneficially Owned on March 13, 2006
				Number of Shares[9]	Vested Option Shares[10]	Percentage of Shares Outstanding[11]
Seon Hong Kim President, Chief Executive Officer and Director	President and Chief Executive Officer, Center Bank and Center Financial Corporation[17]	62	2008/ 2000 (1998)[12]	138,389	100,000	1.44%

Chung Hyun Lee Director	President, NuArt International, Inc. (Cosmetics Importing)	64	2008/ 2000 (1985)[12]	664,486	0	4.07%
Patrick Hartman Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer, Center Financial Corporation[18]	57	n/a	0	0	0.0%

James Hong Executive Vice President and Chief Credit Officer, Center Bank	Executive Vice President and Chief Credit Officer, Center Bank[19]	52	n/a	6,768	8,480	0.09%

Directors and Executive Officers as a Group (10 persons)				4,323,177	108,480	26.76%[11]

(Certain footnotes appear on previous page.)

[16]	Includes 57,546 shares held by Saymee K, Inc., of which Sang Hoon Kim’s adult son is President and a majority shareholder; 634,145 shares owned by Mr. Kim’s adult children; 7,812 shares held by other relatives of Mr. Kim; and 7,302 shares held by a friend of Mr. Kim; as to all of which shares Mr. Kim has sole voting and no investment power pursuant to agreements with the record owners of the shares. Also includes 200,250 shares held by Mr. Kim’s wife as separate property, as to which shares Mr. Kim has shared voting and investment power. Mr. Kim also owns 201,732 shares directly.

[17]	Seon Hong Kim has served as President and Chief Executive Officer of Center Bank since September 1998, and of Center Financial Corporation since May 2002. Previously, he served in various senior executive positions at Hanmi Bank in Los Angeles since 1986. Mr. Kim has 33 years of experience in commercial banking.

[18]	Patrick Hartman has served as Executive Vice President and Chief Financial Officer of the Company since March 17, 2005. Mr. Hartman is a certified public accountant with more than 28 years’ experience in the banking industry. Previously, he served as Chief Executive Officer and founder of the Alpha Consulting Group LLC in Lake Arrowhead, California, a company he founded in 1997 to provide management and network support primarily to financial institutions; and as Chief Financial Officer and Chief Information Officer of California United Bank and CU Bancorp in Encino, California from 1992 to 1997.

[19]	James Hong has served as Executive Vice President and Chief Credit Officer of Center Bank since June 2004, and was Senior Vice President and Chief Lending Officer of Center Bank from March 2002 to June 2004. Mr. Hong has more than 21 years’ banking experience and has served in various positions at Center Bank since 1989, including Senior Vice President/International and Corporate Lending from August 1999 to March 2002; Senior Vice President/Special Assets Department and Consumer Loan Department from August 1998 to August 1999; and Senior Vice President/Business Development from 1997 to August 1998.

Board Committees and Other Corporate Governance Matters

The Board of Directors believes that it is important to encourage the highest level of corporate ethics and responsibility and has fully implemented the corporate governance requirements of Nasdaq and the Securities and Exchange Commission (the “SEC”). Among other things, the Board has adopted a Code of Conduct which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interests. Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

As a mechanism to encourage compliance with the Code of Conduct, the Company has established procedures for (i) receiving, retaining and addressing complaints received regarding accounting, internal accounting controls or auditing matters; (ii) allowing employees to anonymously report any problems they may detect with respect to such matters; and (iii) reporting any suspected violations of the Code or of law. The Code of Conduct also prohibits the Company from retaliating against any director, executive officer or employee who makes a good faith report of a suspected violation of the Code or of law (even if the report is mistaken), or against anyone who assists in the investigation of a reported violation. The Code of Conduct may be found on the Company’s web site at “www.centerbank.com.” The Company intends to post notice of any waiver from, or amendment to, any provision of our Code of Conduct on this web site.

Director Independence. The overwhelming majority of the members of the Board have historically been independent, and the Audit and Compensation Committees are comprised solely of independent directors in accordance with applicable SEC and Nasdaq rule requirements. The Board has determined that a majority of the current directors are “independent” as that term is defined by applicable Nasdaq rules. Specifically, the Board has determined that all of the Company’s directors other than the President and Chief Executive Officer are independent directors.

Audit Committee. The Board of Directors has, among others, a standing Audit Committee, of which directors David Z. Hong (Chairman), Jin Chul Jhung, Peter Y.S. Kim, and Chung Hyun Lee are members. During the fiscal year ended December 31, 2005, the Audit Committee held a total of thirteen (13) meetings. The purpose of the Audit Committee is to monitor the quality and integrity of the Company’s accounting, auditing, internal control and financial reporting practices. The Committee selects the Company’s independent accountants, reviews the independence and performance of the independent accountants, and makes certain that the independent accountants have the necessary freedom and independence to freely examine all of the Company’s records. Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimis exceptions. Prior to the public release of annual and quarterly financial information, the Committee discusses with Management and the independent accountants the results of the independent accountants’ audit or limited review procedures associated with this information. The Committee oversees internal audit activities, including reviewing the internal audit plan, discussing various internal audit issues with Management, reviewing and concurring in the appointment or replacement of the director of the internal audits, and confirming and assuring the objectivity of internal audits. The Committee also reviews applicable portions of the Company’s Code of Conduct and compliance therewith, and reviews expense account procedures for senior management.

The Audit Committee Charter, a copy of which is attached hereto as Exhibit “A,” requires that the Audit Committee be comprised of at least three directors meeting certain requirements. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member also meets Nasdaq’s financial knowledge requirements and has substantial experience as the chief executive officer or equivalent of his or her respective business or profession. One member of the audit committee has the requisite financial sophistication required for at least one member of the audit committee under the rules of Nasdaq. While the Board believes that each of the members of the Audit Committee is highly qualified to discharge his duties, the Board has not designated any particular member of the Audit Committee as an “audit committee financial expert” under the SEC’s rules.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005. The committee has discussed with the Company’s independent auditors, which are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm’s independence from Management and the Company. In considering the independence of the Company’s independent auditors, the committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described on pages 20 and 21 below.

Submitted by:

David Z. Hong, Chairman

Jin Chul Jhung            Chung Hyun Lee

Peter Y.S. Kim

Compensation Committee. The Board also has a standing Personnel and Compensation Committee (the “Compensation Committee”), of which directors Chang Hwi Kim (Chairman), David Z. Hong, Jin Chul Jhung, Peter Y.S. Kim, Sang Hoon Kim, and Chung Hyun Lee are members. The Compensation Committee met two times during 2005. In accordance with the requirements of Nasdaq, all of the members of the Compensation Committee are “independent” directors under the Nasdaq rules. The primary functions of this committee are to (i) determine the compensation of the Company’s Chief Executive Officer (“CEO”) and “senior officers” (i.e., executive officers and other officers with the title of Executive Vice President or above); (ii) review and approve the selection, retention and/or termination of any such officers; (iii) consider and make recommendations to the Board of Directors concerning the Company’s incentive compensation plans and equity-based plans in which directors and senior officers may be participants; (iv) to the extent authorized by the Board, administer and implement such plans, including, but not limited to approving stock option grants to the Company’s Named Executive Officers; (v) evaluate the performance of the Company’s CEO in light of the goals and objectives of the Company’s executive compensation plans and the CEO’s individual performance goals, and set his compensation levels based on his employment contract, and market peer banks’ CEO’s compensation, when the CEO’s contract is renewed; (vi) annually approve the compensation arrangements for all senior officers and bonuses for all employees; (vii) assess the desirability of, and make recommendations to the Board with respect to, any proposed new incentive-compensation plans and equity-based plans and changes to existing plans; (viii) review and make recommendations to the Board concerning any employment agreements, salary continuation agreements or other contractual arrangements with any officers; (ix) direct the preparation of and approve an annual report on executive compensation for inclusion in our annual proxy statement in accordance with all SEC regulations, and monitor the disclosures in such proxy statement relating to executive compensation; (x) review and administer the non-audit-related portions of the Company’s Code of Conduct; and (xi) review and make recommendations to the Board concerning personnel policies and any similar documents relating to personnel matters which require Board approval. The Board has adopted a Compensation Committee charter outlining the Committee’s functions and responsibilities. A copy of the charter may be found on the Company’s web site at www.centerbank.com.

Board and Committee Meeting Attendance. During the fiscal year ended December 31, 2005, the Board of Directors of the Company held a total of eleven (11) meetings. Each incumbent director of the Company who served as a director during 2005 attended at least 75% of the aggregate of (1) the total number of such Board meetings and (2) the total number of meetings held by all committees of the Board on which such director served during 2005.

Director Nominations and Qualifications. The Company does not have a standing Nominating Committee, as the Board of Directors is composed almost entirely of independent directors, and is sufficiently small as to make action by committee unnecessary for purposes of managing nominations. It is the policy of the Board of Directors that all members of the Board of Directors participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors, and the determination and evaluation of potential candidates for nomination as director.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board of Directors does not have a separate charter concerning the director nomination process, but has adopted the following policies and procedures concerning this process by Board resolution:

Prior to making any decisions concerning the nomination of directors for each year’s annual meeting, the Board shall (i) evaluate the performance, attendance records of, and any loans or other transactions between the Company or the Bank and each of the current Board members proposed for reelection, and on that basis consider the appropriateness of such members standing for reelection; (ii) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as directors of the Company; (iii) consider the need to augment Board for any specific purpose; (iv) review and consider any additional requests from outside parties to serve as directors; (v) if a new nominee is needed, determine the specific skills and experience desired in a new director; and (vi) in such case, identify potential nominees who have such skills and experience, determine whether the potential nominees are shareholders of the Company, investigate the potential nominee’s background, develop personal knowledge about the candidate, develop a consensus of the directors with respect to which potential nominee would be best suited for the position, determine whether the candidate is interested, and vote on the nomination.

In identifying and evaluating potential nominees, the Board shall consider recommendations from directors, officers and employees of the Company and the Bank, as well as persons recommended by shareholders of the Company, and shall evaluate persons recommended by directors, officers or employees and persons in the same manner as those recommended by shareholders in selecting Board nominees.

The Board has determined that to meet the Company’s minimum qualifications to serve as a director, an individual must: (i) be an individual of the highest ethical character and integrity; (ii) have substantial experience which is of particular relevance to the Company; (iii) have the ability and willingness to devote sufficient time to the affairs of the Company; (iv) have a meaningful financial stake in the Company so as to assure that every director’s interests are aligned with those of the shareholders; (v) be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage; (vi) have an excellent personal and professional reputation in and commitment to one or more communities in which the Company does business; (vii) have an inquiring mind, a willingness to ask hard questions, and the ability to work constructively with others; (viii) have no conflict of interest that would interfere with their performance as a director; and (ix) have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a specific interest group or constituency.

While not considered mandatory qualifications for serving as a director, the Board also feels it is desirable for directors to (i) serve or have served as chief executive officer or in another position of active leadership with a business or professional interest located within the geographic area served by the Company and its subsidiaries; and (ii) live or work within 100 miles of an existing or proposed office of the Bank. In considering the desirability of any particular candidate as a potential director, the Board shall also consider the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company.

Consideration of Shareholder Recommendations. In considering any additional requests from outside parties to serve as directors, including parties recommended by shareholders, the Board shall follow the same principles outlined above, and shall request of any potential nominee such information as the Board deems necessary to evaluate that individual’s qualifications to serve as a director of the Company, including a completed Directors’ and Officers’ Questionnaire of the same type completed by each of the Company’s existing directors and executive officers each year in connection with the preparation of the Company’s proxy materials, in order to enable the

Committee to properly evaluate such person’s qualifications and to be aware of any information concerning such person which might require disclosure to shareholders pursuant to the SEC rules concerning proxy statements.

A shareholder wishing to submit recommendations for director candidates for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year, and must include the following in the written recommendation: (i) a statement that the writer is a shareholder and is proposing a candidate for consideration; (ii) the name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding the candidate’s qualifications to be director; (v) the number of shares of the Company’s stock owned either beneficially or of record by the candidate and the length of time such shares have been so owned; (vi) the written consent of the candidate to serve as a director if nominated and elected; (vii) information regarding any relationship or understanding between the proposing shareholder and the candidate; (viii) a statement that the proposed candidate has agreed to furnish to the Company all information (including the completion of a Directors’ and Officers’ Questionnaire as described above) as the Company deems necessary to evaluate such candidate’s qualifications to serve as a director; and (ix) as to the shareholder giving the notice (a) the name and address of the shareholder and (b) the number of shares of the Company’s stock which are owned beneficially or of record by the shareholder.

Nominations by Shareholders. The procedures for nominating directors (as opposed to making recommendations pursuant to the above procedure), other than by the Board of Directors itself, are set forth in the Company’s Bylaws and in the Notice of Annual Meeting of Shareholders.

Shareholder Communications with Board of Directors. Shareholders may communicate with the Board of Directors or any individual director by mailing a communication to the Company’s principal executive offices addressed to the Board of Directors or the individual director, to the attention of the Company’s Corporate Secretary. The letter should indicate that the author is a shareholder, and whether he or she owns his or her shares in street name. Depending on the subject matter, management of the Company will: (i) forward the communication to the director or directors to whom it is addressed; (ii) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s business; or (iii) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be made available to all directors.

Director Attendance at Annual Meetings of Shareholders. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is that all directors are expected to attend each annual meeting of shareholders unless personal or family illness or other compelling personal or business circumstances prevent attendance. All seven (7) directors attended the Company’s Annual Meeting of Shareholders in 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2005 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to this period by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Patrick Hartman and James Hong, each of whom inadvertently failed to file a timely report on Form 4 concerning the grant of a stock option in 2005; and former director Monica Yoon, who inadvertently failed to timely file one report on Form 4 with respect to eight small transactions occurring on the same day in 2005.

Executive Compensation

The following table sets forth certain summary compensation information with respect to the Chief Executive Officer and the only other executive officers of the Company as of December 31, 2005 whose total salary and bonus for the fiscal year ended December 31, 2005, exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

							Long Term Compensation Stock Options Granted (Number of Shares)[22]	All Other Compensation
	Year	Annual Compensation
Name and Principal Position		Salary[20]		Bonus[21]	Other
Seon Hong Kim President and Chief Executive Officer	2005 2004 2003	$283,185 262,401 250,405		$204,498 120,000 120,000	$0 23,000 21,000	[23] [23]	0 150,000 0	$19,468 9,184 8,749	[24] [25] [25]
James Hong Senior Vice President and Chief Lending Officer	2005 2004 2003	128,143 104,460 101,377		47,083 37,952 34,766	0 0 0		2,500 5,000 0	5,089 4,238 4,055	[25] [25] [25]
Patrick Hartman Executive Vice President and Chief Financial Officer	2005	147,869	[26]	32,813	0		20,000	0

Stock Options

The Company’s 1996 Stock Option Plan (the “1996 Plan”), intended to advance the interests of the Company by encouraging stock ownership on the part of participating employees and directors, was adopted by the shareholders of Center Bank on May 6, 1996, and assumed by the Company in connection with the holding company reorganization in October 2002. The 1996 Plan was subsequently amended and restated by the Board of Directors on March 24, 2004 to comply with the requirements of Section 162(m) of the Internal Revenue Code, provide for discretionary acceleration of options, and otherwise reflect current laws and regulations. The 1996 Plan provided for the issuance of both “incentive” and “non-qualified” stock options to salaried officers and employees of the Company and of “non-qualified” stock options to non-employee directors of the Company. All options were granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.27 Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a “Terminating Event,” i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company’s assets, or a change in ownership of at least 25% of the Company’s stock (subject to certain exceptions), all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation.

[20]	Consists entirely of this individual’s salary, a portion of which was deferred pursuant to the Company’s 401(k) Plan (the “401(k) Plan”). The 401(k) Plan permits all participants to contribute up to 15% of their annual compensation on a pre-tax basis (subject to a statutory maximum, which contributions vest immediately when made). The Company’s policy is to match 75% of the employee’s contribution up to 4% of his or her compensation, and 25% of the employee’s contribution that exceeds 4% but is less than 8% of his or her compensation, which contributions become vested over a period of six years at the rate of 20% per year beginning at the end of the second year of completed employment.

[21]	Includes amounts accrued for the fiscal year reported but paid in the following year.

[22]	As adjusted to reflect stock splits and dividends declared since the date of grant, if applicable.

[23]	Consists entirely of directors’ fees.

[24]	Includes $9,399 in employer contributions to Mr. Kim’s account pursuant to the 401(k) Plan, and $10,069 in interest on Mr. Kim’s account in connection with the Company’s Deferred Compensation Plan, pursuant to which executive officers may defer a portion of their annual compensation. The deferred compensation is payable commencing on the first of the month following the month in which the participant is no longer an employee of the Company. Mr. Kim is a participant and has elected to defer 100% of his bonus payments, which are payable over 60 months following his termination of employment.

[25]	Consists entirely of employer contributions to these individuals’ accounts pursuant to the 401(k) Plan.

[26]	Represents salary paid for the period from March 17 (date of employment) through December 31, 2005.

[27]	Exercise price per share is equivalent to market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Company’s common stock known to the Company and opening and closing prices quoted on the Nasdaq National Market concerning the Company’s common stock.

The 1996 Plan terminated by its own terms on February 14, 2006. On April 12, 2006, the Board of Directors adopted a new 2006 Stock Incentive Plan (the “2006 Plan”), subject to shareholder approval, to replace the 1996 Plan. The terms of the 2006 Plan are substantially the same as those of the 1996 Plan, except that the 2006 Plan reflects a minor change due to recent changes in the federal tax laws, and also provides for the issuance of restricted stock awards. (See “PROPOSAL 3: APPROVAL OF 2006 STOCK INCENTIVE PLAN” herein for a summary of the material terms of the 2006 Plan.) All options under the 1996 Plan which were outstanding on April 12, 2006 were transferred to the 2006 Plan. As of December 31, 2005, the Company had options outstanding to purchase a total of 638,80428 shares of its common stock under the 1996 Plan, with an average exercise price of $13.3828 per share with respect to all such options. As of that same date, the fair market value of the Company’s common stock was $25.16 per share.

The following table furnishes information regarding stock options granted to the Named Executive Officers during 2005:

Name	Number of Options Granted[28]		Percent of Total Options Granted to Employees During Period	Exercise or Base Price[28]	Expiration Date	Grant Date Present Value[29]
Seon Hong Kim	0		n/a	n/a	n/a	n/a
James Hong	5,000	[30]	4.0%	$21.06	5/23/2015	$8,702
Patrick Hartman	20,000	[30]	17.0%	21.06	5/23/2015	34,808

No options were exercised by the Named Executive Officers during 2005. The following information is furnished with respect to stock options held by the Named Executive Officers as of December 31, 2005:

	Number of Unexercised Options at December 31, 2005[28]		Value of Unexercised In-the-Money Options at December 31, 2005[31]
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Seon Hong Kim	50,000	100,000	$469,000	$938,000
James Hong	2,592	8,888	52,255	98,882
Patrick Hartman	0	20,000	0	82,000

[28]	As adjusted to reflect stock splits and dividends declared since the date of grant, if applicable.

[29]	The present value of options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0.69%, expected volatility of 36%, risk-free interest rate of 4.0% and expected life of three to five years.

[30]	These options will become cumulatively exercisable as to 20% of such shares per year commencing one year from the date of grant.

[31]	Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2005.

Employment Agreement

The Company entered into an employment agreement with Seon Hong Kim effective September 1, 2004 (the “Agreement”) for a term of three years, at an annual base salary of $279,330 for the first year of the term, with annual increases thereafter based on increases in the applicable Consumer Price Index, not to exceed 7% per year. Mr. Kim is also entitled to an incentive bonus equal to 4% of the amount of the Company’s pre-tax earnings for that year which exceed 20% of the Company’s return on year-beginning capital; provided, however, that in no event shall such bonus be less than $40,000 nor more than 75% of the amount of Mr. Kim’s annual base salary, and provided further that if the Company’s pre-tax earnings for the year in question do not exceed 20% of the return on year-beginning capital, Mr. Kim shall receive such bonus as the Board of Directors, in its sole discretion, shall determine. Mr. Kim is also entitled to the use of a Company-owned automobile, medical and life insurance benefits, certain stock options, reimbursement for business expenses, and such club memberships as may be approved by the Board of Directors. In the event of termination without cause or due to a merger or corporate reorganization where there is a change in more than 25% ownership of the Company’s stock (subject to certain exceptions), Mr. Kim is entitled to receive the balance of the salary due under the Agreement or twelve (12) months’ severance pay, whichever is more.

Compensation of Directors

The non-employee directors are paid directors’ fees by the Company and the Bank for services they provide as directors of both entities. The Bank and the Company have entered into an allocation agreement that provides for each entity to pay its pro-rata share of such fees. Non-employee directors receive $3,500 per month, and the Chairman of the Board receives $4,100 per month, for their membership on the Board and attendance at Board and committee meetings. In addition, the non-employee directors received annual bonuses of $10,500 and the Chairman of the Board received an annual bonus of $12,300. The directors of the Bank also receive certain medical and dental benefits in excess of those provided to all employees of the Bank. Specifically, each director receives full medical and dental coverage (including dependent coverage) at no cost, compared to employees, who must pay between $50 and $160 per month depending on the type of coverage selected.

In May 2004, each of the non-employee directors became a participant in the Bank’s Director Survivor Income Plan, which provides for a payment to each director’s chosen beneficiary in the amount of $200,000. The Bank, in return, has purchased whole life insurance policies insuring the life of each director for amounts in excess benefits payable to such beneficiaries. The Bank is the beneficiary of each of the insurance policies.

None of the non-employee directors was granted or exercised any stock options during 2005. As of December 31, 2005, no non-employee directors held any outstanding stock options. Information concerning stock options held at December 31, 2005 by Seon Hong Kim, who is also a Named Executive Officer, is set forth above under “Stock Options.”

Performance Graph32

The graph on the following page compares the yearly percentage change in cumulative total shareholders’ return on the Company’s stock with the cumulative total return of (i) the Nasdaq market index; (ii) all banks and bank holding companies listed on Nasdaq; and (iii) an index comprised of banks and bank holding companies located throughout the United States with total assets of between $1 billion and $5 billion. The latter two peer group indexes were compiled by SNL Financial of Charlottesville, Virginia. The Company reasonably believes that the members of the third group listed above constitute peer issuers for the period from December 31, 2000 through December 31, 2005. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

[32]	Inasmuch as the Company did not acquire the outstanding shares of the Bank until October 2002, the information contained in the Performance Graph for part of 2002 and for prior years is for the Bank’s stock. As of the effective date of the holding company reorganization (October 28, 2002), each outstanding share of common stock of the Bank was converted into one outstanding share of common stock of the Company.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Center Financial Corporation	100.00	112.03	164.37	263.70	541.03	684.70
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38
SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57

Board of Directors’ Compensation Committee Report

The Compensation Committee of the Board is responsible for overseeing the various compensation programs of the Company. It reviews and approves compensation objectives and benefit packages for all executive officers and other officers with the title of Executive Vice President or above, and approves bonuses for all employees. The committee is currently composed of six (6) directors: Chang Hwi Kim (Chairman), David Z. Hong, Jin Chul Jhung, Peter Y.S. Kim, Sang Hoon Kim and Chung Hyun Lee. In accordance with the requirements of Nasdaq, all of the members of the Compensation Committee are “independent” under the Nasdaq rules.

The objectives of the Committee are to ensure that compensation and benefits are at levels that enable the Company to attract, recruit and maintain highly capable and quality employees. In addition, the Compensation Committee seeks to align the interests of the Company’s officers and its shareholders and to provide rewards that are closely linked to bank-wide team and individual performance goals which are measured in terms of the Company’s profitability, growth and asset quality.

In order to evaluate the Company’s competitive position in the industry, the Committee reviews and analyzes the compensation packages, including base salary offered by community banks (surveyed by America’s Community Bankers), bonus plans, stock option plans and any other benefit packages offered by Korean-American community banks. The executive officers received to a 2% to 4% salary adjustment with performance incentives in 2005. Executive officer bonuses are awarded annually and are determined based on the achievement by the Company of annual profitability goals and specific performance goals, except for the President, whose bonus is determined by a formula related to the Company’s profitability. Specifically, the President receives an incentive bonus equal to 4% of the amount of the Company’s pre-tax earnings for that year which the Company’s pre-tax earning exceeds 20% of return on year-beginning capital. However, that in no event shall such bonus be less than $40,000 nor more than 75% of the amount of Mr. Kim’s annual base salary, and provided further that if the Company’s pre-tax earnings for the year in question do not exceed 20% of return on year-beginning capital, Mr. Kim shall receive such bonus as the Board of Directors, in its sole discretion, shall determine. Mr. Kim’s employment agreement is for a three-year term commencing September 1, 2004. (See “ - Employment Agreement.”)

In order to (i) provide an additional incentive for the Company’s officers and employees to contribute to the Company’s success, (ii) encourage their increased stock ownership in the Company, and (iii) enable the Company to be competitive in the industry with respect to compensation packages, the Company has historically had a stock option plan in effect and has granted stock options from time to time under the Company’s 1996 Stock Option Plan. In 2005, stock options were granted to selected officers as well as to profit center managers and senior officers. Details concerning the stock option plan and options thereunder granted and exercised during 2005 and held at December 31, 2005 by the Named Executive Officers are set forth above under “ - Stock Options.” This plan terminated by its own terms on February 14, 2006. On April 12, 2006, the Board of Directors approved a new stock incentive plan, subject to shareholder approval, which allows for the grant of restricted stock awards in addition to stock options. (See “PROPOSAL 3: APPROVAL OF 2006 STOCK INCENTIVE PLAN.)

Compensation Committee:

Chang Hwi Kim, Chairman

David Z. Hong            Peter Y.S. Kim

  Jin Chul Jhung            Sang Hoon Kim

Chung Hyun Lee

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The persons named above were the only persons who served on the Compensation Committee during the fiscal year ended December 31, 2005. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

Transactions with Directors and Executive Officers

Certain of the executive officers, directors and principal shareholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business since January 1, 2005, and the Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management, did not involve more than the normal risk of repayment or present any other unfavorable features.

PROPOSAL 3: APPROVAL OF 2006 STOCK INCENTIVE PLAN

Introduction

As stated above under “Stock Options,” the Company’s 1996 Stock Option Plan, as amended (the “1996 Plan”), intended to advance the interests of the Company by encouraging stock ownership on the part of key employees, terminated by its own terms on February 14, 2006. On April 12, 2006, the Board of Directors adopted the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), subject to shareholder approval, to replace the 1996 Plan, and also to provide for the issuance of restricted stock awards in addition to stock options. The 2006 Plan is substantially similar to the 1996 Plan with respect to stock options (except for a minor difference due to recent changes in the federal tax laws), and provides for the issuance of both “incentive” and “non-qualified” stock options to salaried officers and employees of the Company and of “non-qualified” stock options to non-employee directors of the Company. (The tax consequences of both types of options are described herein below.) The 2006 Plan also provides for the issuance of restricted stock awards to these same classes of eligible participants, as discussed below.

The following description is intended to highlight and summarize the principal terms of the 2006 Plan. For further information, shareholders are referred to the copy of the 2006 Plan which is available for inspection at the Company’s administrative office.

Purpose

The 2006 Plan is intended to (i) encourage selected employees and directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The 2006 Plan is also designed to provide additional flexibility with respect to equity compensation awards to enable the Company to remain competitive in the marketplace and to adapt its award strategy to the recent changes in accounting rules relating to stock options.

Shares Subject to the Plan

The number of shares available for issuance under the 2006 Plan (including shares subject to outstanding options under the 1996 Plan which were transferred to the 2006 Plan) is 3,296,082, which equals 20% of the number of shares of common stock issued and outstanding as of April 12, 2006. If all shares of common stock subject to option under the 2006 Plan were optioned and the options were exercised, the shares so issued would constitute approximately 16.7% of the Company’s common stock outstanding after such issuance. While Management recognizes the possible dilutive effect on its shareholders, it believes that, on balance, such dilutive effect will be outweighed by the incentive to be provided by this program, which is important to the success of the Company and should indirectly benefit all of its shareholders. All shares subject to any option which remain unpurchased at the expiration of such option, or shares subjected to restricted stock awards which are forfeited by the participant, become available again for purposes of the 2006 Plan. The 2006 Plan also provides that the maximum number of options or other awards which may be granted to any one individual in one calendar year cannot exceed 1,000,000 shares, subject to adjustment for stock splits and dividends. As of April 5, 2006, the per share closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $24.31.

Administration of the Plan

The 2006 Plan provides that it shall be administered by the Compensation Committee with respect to all option grants or other awards to the Company’s Named Executive Officers, and otherwise by the Board of Directors. The Board or the Committee shall select from the eligible class and determine the individuals who shall receive options or restricted stock awards. In order to facilitate widespread participation in the plan by the Company’s employees, the 2006 Plan also provides that the Committee or the Board may delegate the authority to the Chief Executive Officer to grant certain options, subject to such limitations as the Board or the Committee may determine. As of the date of this proxy statement, the Board has not so delegated this authority.

Eligibility

All directors and salaried officers and employees of the Company and its subsidiaries will be eligible for participation in the 2006 Plan. However, only salaried officers or employees of the Company are eligible to receive incentive stock options (“ISOs”). (See “Federal Income Tax Consequences — Incentive Stock Options” herein.) Directors who are not also salaried employees or officers are eligible to receive only non-qualified options or restricted stock awards. As of the date of this proxy statement, approximately 338 persons would qualify as eligible participants, including six non-employee directors, three executive officers and 329 other employees. There are currently approximately 72 employees with outstanding options under the 1996 Plan. Historically, the Company has limited the grant of stock options to employees with the title of Officer Trainee or above, and based on this historical practice, the current class of likely eligible participants would consist of approximately 80 persons. Options are granted at the discretion of the Board based on the recommendations of the President and Chief Executive Officer.

Stock Options

Option Price; Method of Exercise. The purchase price of stock subject to each option shall be not less than 100% of the fair market value (determined under any reasonable valuation method) of such stock at the time such option is granted. As to any Incentive Option granted to an optionee who, immediately before the option is granted, beneficially owns more than 10% of the outstanding stock of the Company, the purchase price shall be at least 110% of the fair market value of the stock at the time such option is granted. The purchase price of any shares must be paid in full in cash at the time of the purchase, or pursuant to a “cashless” exercise in which the optionee designates and instructs a brokerage firm to sell the stock in the market as soon as the Option is exercised, the stock is delivered to the brokerage firm, and the portion of the sale proceeds representing the exercise price is delivered to the Company.

Exercisability; Term of Options. Options, shall be exercisable in such installments and upon such conditions as the Board of Directors (or the Compensation Committee) shall determine. However, the aggregate fair market value (determined as of the date of grant) of Incentive Options granted to any one individual which are first exercisable during any one calendar year cannot exceed $100,000. Options will expire on such date as the Board or the Committee may determine, but in no event may any option expire later than ten (10) years from the date of grant. In the case of an ISO granted to an optionee who, immediately before the option is granted, owns or controls more than 10% of the outstanding stock of the Company, the term of the option is limited to five (5) years.

Non-Transferability; Exercise Following Death. Options under the 2006 Plan will not be assignable by the optionee during the optionee’s lifetime. In the event of the death of the optionee, the option may be exercised within one (1) year after the date of such death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution.

Exercise After Cessation of Employment; Disability. If an optionee’s employment with or service as a director of the Company ceases for any reason other than the optionee’s death, disability or cause, the optionee shall have the right, subject to earlier termination by reason of expiration of the option, to exercise the option at any time within the next thirty (30) days, to the extent the option was exercisable as of the date the optionee ceased to be employed by or to serve as a director of the Company. In the case of disability, the same rule applies for a one (1) year period. If an optionee’s employment by or service as a director of the Company is terminated for cause, his or her option shall expire immediately, unless the Board of Directors waives such expiration as provided in the 2006 Plan.

Restricted Stock Awards

Restricted stock awards consist of non-transferable shares of our common stock, for no cash consideration or for such amount as the Board or the Committee in its discretion shall determine, either alone or in addition to other awards granted under the 2006 Plan. The provisions of restricted stock awards need not be the same with respect to each recipient. The Board or the Committee may provide for the lapse of the transfer restrictions (also referred to as the vesting of the award) over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Board or the Committee. Awards may also be “performance-based,” so that the vesting or lapse of restrictions is conditioned upon the attainment of specified company, group or division performance goals or other criteria, which need not be the same for all participants. Except as otherwise determined by the Board or the Committee, upon termination of employment or service as a director for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired by the Company. If the recipient has paid cash for the award, the stock will be repurchased at the same price originally paid by the recipient. The Board or the Committee shall determine at the time of granting any restricted stock award whether the recipient will have any voting or dividend rights with respect to the shares prior to the lapse of the restrictions.

Sale of Assets, Merger or Liquidation

In the event of a “Terminating Event,” all outstanding options under the 2006 Plan shall become exercisable in full, and all restrictions on restricted stock awards shall lapse (subject to certain notification requirements), and in the case of options, shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options or awards, or substitution of new options or awards covering stock of a successor corporation, with appropriate adjustments as to the number and type of shares and prices thereof. In accordance with recent changes to the federal tax laws, “Terminating Event” is now defined as (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the acquisition of more than fifty percent (50%) of the value or voting power of the Company’s stock by a person or group; (iii) the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Company’s stock by a person or group; (iv) the replacement of a majority of the Company’s board of directors in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current board members; or (v) the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company’s assets by an unrelated entity, subject to certain exceptions.

Adjustments Upon Changes in Capitalization

In the event of certain changes in the outstanding common stock of the Company, without receipt of consideration by the Company, through reorganizations, mergers, recapitalizations, classifications, stock splits, stock dividends, stock consolidations, or otherwise, appropriate and proportionate adjustments shall be made in the number or class of shares and the purchase price per share as to options or awards which may be granted or have been granted.

Duration of the Plan

The Board of Directors, without further approval of the shareholders, may at any time terminate the 2006 Plan, but such termination shall not adversely affect any options granted prior thereto without the consent of the optionees. If the 2006 Plan is not so terminated by the Board of Directors, it will terminate by its own terms on April 12, 2016.

Amendment of the Plan

The Board of Directors of the Company reserves the right to suspend, amend or terminate the 2006 Plan and, with the consent of the optionee, to make such modification of the terms and conditions of his or her option or award as it deems advisable, except that the Board may not: increase the maximum number of shares which may be purchased pursuant to options or awards granted under the 2006 Plan; change the minimum exercise price for options; increase the maximum term of options provided for in the 2006 Plan; expand the types of awards which may be issued under the 2006 Plan; or permit options or awards to be granted to anyone other than directors or salaried officers or employees of the Company, without obtaining the approval of shareholders of the Company within twelve (12) months of adopting any such amendment.

New Plan Benefits; Outstanding Options or Awards Under the 2006 Plan

No stock options or restricted stock awards have yet been granted or are known to be specifically contemplated under the 2006 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2005, with respect to options outstanding and available under our 1996 Stock Option Plan, which as of that date was the Company’s only equity compensation plan other than an employee benefit plan meeting the qualification requirements of Section 401 (a) of the Internal Revenue Code:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	638,804	$13.38	936,389

Federal Income Tax Consequences

The following summary is a general discussion of certain expected federal income tax consequences arising to optionees or other award recipients under the 2006 Plan. This summary does not discuss all aspects of federal income taxation which may be relevant to a particular participant subject to special tax treatment under the federal income tax laws and does not discuss any aspect of state, local or foreign tax laws.

Incentive Stock Options. Under present law, neither receipt of an ISO nor receipt of shares of stock by the optionee upon its exercise will result in taxable income to the optionee, except that upon exercise the optionee will recognize alternative minimum taxable income, as described herein below. Assuming the optionee complies with specified “holding period” requirements imposed by the Code and meets certain other requirements necessary to qualify the option as an ISO, the optionee will be entitled for federal income tax purposes to treat any profit realized upon disposition of such stock as a capital gain rather than as ordinary income. If all applicable ISO requirements are met, upon exercise the optionee will recognize as alternative minimum taxable income the “bargain element” of the ISO (i.e., the amount by which the fair market value of the stock upon exercise exceeds the option price). Alternative minimum taxable income forms the basis for the alternative minimum tax, which may apply depending on the amount of the computed “regular tax” of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years. If the “holding period” requirements are not met, the optionee will realize compensation taxable as ordinary income rather than capital gain. Optionees are advised to consult their own personal tax advisors with respect to any “disqualifying dispositions,” i.e., sales within two (2) years after the grant of such option or within one (1) year after the date of exercise, as well as with respect to the general tax consequences of ISO’s.

The Code provides that a corporation issuing shares upon exercise of ISO’s may not take a deduction for federal income tax purposes on account of such issuance, except that in the event of a subsequent disqualifying disposition of such stock under circumstances resulting in taxable compensation to the optionee, a corporation may take a deduction for federal income tax purposes equal to the amount treated as taxable compensation to the optionee.

No assurance can be given that the tax treatment described herein will continue to apply.

Non-Qualified Options. At the time of grant of a non-qualified option, no income will be recognized by the optionee and the Company will not be entitled to a deduction. Upon exercise of a non-qualified option, under present law the optionee will recognize ordinary taxable income (as opposed to a capital gain) and the Company will be entitled to a deduction in the amount by which the then fair market value of the shares of stock of the Company transferred to such optionee exceeds the option price. Such ordinary income may be subject to the maximum personal income tax rate. In the case of an employee, such income also constitutes “wages” and thus withholding is required under federal law. Upon subsequent disposition of such shares, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such shares at the time of exercise. As stated above, capital gains are currently taxed at a lower rate than ordinary income.

No assurance can be given that the tax treatment described herein will continue to apply.

Restricted Stock Awards. Normally, the recipient of a restricted stock award is not taxed at the time of the award, but instead is taxed when the restrictions lapse (i.e., when the shares vest). The amount subject to ordinary income tax is the “spread” or difference between the fair market value of the shares at the time of vesting and the amount paid for the shares, if any. If the individual chooses to make a Special Tax 83(b) election, the spread must be reported as ordinary income and is based on the fair market value of the restricted shares (minus the amount paid for the shares, if any) at the time of the award (rather than at the time of vesting). The election must be made (and filed with the IRS) within 30 days of the award. The holding period for capital gains purposes would begin at the time of the award, and gain made upon a future sale would be capital gain. There would be no immediate tax consequence when the shares vest. However, if an individual who made a Special Tax 83(b) election and paid any required tax in the year of the award were later to forfeit the restricted shares (for example, by leaving the Company before the shares vest), he or she would not be permitted to claim a tax loss on the forfeiture of those shares.

Board of Directors’ Recommendation and Required Vote

Approval of the 2006 Plan requires the affirmative vote of a majority of the shares of the Company’s common stock represented and voting at the Meeting. The directors and executive officers of the Company, owning or controlling an aggregate of 4,323,717 voting shares33 or approximately 26.3% of the Company’s outstanding common stock as of the Record Date, are expected to vote in favor of approval of the 2006 Plan.

The directors recognize that they have a personal interest in this matter but they strongly believe that the approval of the 2006 Plan is in the best interests of the Company and its shareholders because they feel that the 2006 Plan will be helpful in enabling the Company to provide more meaningful incentives to encourage directors, officers and employees to remain with the Company, and to attract new qualified directors and employees in today’s competitive market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. Grant Thornton audited the Company’s financial statements for the year ended December 31, 2005, and replaced Deloitte & Touche, LLP (“Deloitte & Touche”) as the Company’s independent accountants in June 2005. (See “–Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” below.) Representatives of Grant Thornton are expected to be present at the Meeting and to be available to respond to appropriate questions. All professional services rendered by Grant Thornton concerning the fiscal year ended December 31, 2005 were furnished at customary rates and terms.

[33]	Does not include shares which may be acquired upon the exercise of stock options.

Fees

The aggregate fees billed by Grant Thornton, which was the Company’s principal accounting firm for the fiscal years ended December 31, 2005, and by Deloitte & Touche, which was the Company’s principal accounting firm for the fiscal year ended December 31, 2004, were as follows:

	2005		2004
Audit fees	$244,371		$401,583
Audit related fees	727,863	[34]	835,393	[34]
Tax fees	0		0
All other fees	0		0

Total	$972,234		$1,236,976

None of the fees paid to the Company’s independent auditors during 2005 and 2004 were paid under the de minimis safe harbor exception from pre-approval requirements. The Audit Committee concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Grant Thornton and Deloitte & Touche.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

At a meeting on June 15, 2005, the Audit Committee dismissed Deloitte & Touche as the Company’s principal independent accountant. At the same meeting, the Audit Committee selected the accounting firm of Grant Thornton LLP as the independent accountant for the Company’s 2005 fiscal year.

Deloitte & Touche audited the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003. Deloitte & Touche’s report on the Company’s financial statements for those two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company’s financial statements for the fiscal year ended December 31, 2004 also included a paragraph relating to the audit of the Company’s internal control over financial reporting, which contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness which is described below.

During the subsequent interim period from January 1, 2005 through June 15, 2005, and for the fiscal years ended December 31, 2004 and 2003, there were no disagreements between Deloitte & Touche and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K except as set forth in the following paragraph.

In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Company filed with the SEC on March 31, 2005, as amended by the Form 10-K/A filed on November 18, 2005, Management’s Report on the Internal Control over Financial Reporting stated, as of December 31, 2004, that the Company did not maintain effective internal control over financial reporting, due to an internal control deficiency that constituted a “material weakness,” as defined by the Public Company Accounting Oversight Board’s Accounting Standard No. 2. The weakness concerned the interpretation and implementation of various complex accounting principles, primarily in the area of non-routine business transactions, and resulted from the fact that the Company needed additional personnel, training and outside consulting expertise with respect to the application of some of these more complex accounting principles to its financial statements.

The Company also gave permission to Deloitte & Touche to respond fully to the inquiries of the successor auditor.

[34]	For 2004, consisted of the audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act (“SOX 404 audit”). For 2005, consisted of $286,643 for the SOX 404 audit plus $441,220 for fees relating to the restatement of the Company’s financial statements for the years ended December 31, 2002 through 2004 and the quarters ended March 31, and June 30, 2005.

The Company requested that Deloitte & Touche review the disclosure in the Report on Form 8-K and amendments thereto filed with respect to the change in accountants (which disclosure was substantially identical to the disclosure contained herein), and Deloitte & Touche was given the opportunity to furnish the Company with a copy of its letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letters were filed as exhibits to the Form 8-K and second amendment thereto.

The Company engaged Grant Thornton as the Company’s independent registered public accounting firm as of June 15, 2005. Prior to that date, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by Grant Thornton, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(l)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(l)(v) of Regulation S-K.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2007 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 22, 2006 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

The persons named as proxies for the 2007 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company’s proxy materials for the meeting, unless the Company receives notice of the proposal by March 6, 2007. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the Proxy Holders to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 20, 2006	CENTER FINANCIAL CORPORATION

Seon Hong Kim
President and Chief Executive Officer

A COPY OF THE COMPANY’S 2005 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS BEING SENT TO SHAREHOLDERS AS PART OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO PATRICK HARTMAN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 3435 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CALIFORNIA 90010.

APPENDIX “A”

CENTER FINANCIAL CORPORATION

Audit Committee Charter

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee of Center Financial Corporation (the “Company”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Appoint the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s independent auditors, the external audit function and the loan review function; and

•	Provide an avenue of communication among the independent auditors, management, the external audit function, and the Board of Directors.

II.	AUDIT COMMITTEE AUTHORITY

•	The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

•	The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company.

•	The Audit Committee has the authority to appoint and determine the compensation of the independent auditors, and the Company shall provide appropriate funding for such compensation.

•	The Audit Committee has the authority to resolve disagreements between the Company’s management and the independent auditors regarding financial reporting.

III.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

•	Independence. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. No audit committee member, other than in his or her capacity as a member of the Board of Directors or of the Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. No Audit Committee member may be an officer of or otherwise affiliated with the Company or any parent or subsidiary thereof. Each member of the Audit Committee shall also meet the definition of an “independent director” as such term is defined by The National Association of Securities Dealers, Inc. (“NASD”).

•	Understanding of Finance and Accounting. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

•	Appointment of Audit Committee Chair. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

•	Meetings of Audit Committee. The Audit Committee shall meet at least six times annually, or more frequently as circumstances dictate. The Audit Committee should also meet separately with management and with the independent auditors at least annually, and should at the next following Audit Committee meeting discuss any matters raised in the discussions with each of these groups. In addition, the Audit Committee, or at least its Chair, should communicate with Management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

IV.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A.	Review Procedures.

The Audit Committee shall:

1.	Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval annually and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with Management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with Management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps Management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with Management’s responses, if any.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial reports prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

5.	Review the budget, plan, changes in plan, activities and organizational structure, as needed.

6.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

B.	Independent Auditors.

1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and shall be responsible for the appointment of the independent auditors and approve any discharge of auditors when circumstances warrant.

2.	The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

3.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they may have with the Company that could impair the auditors’ independence, and the Audit Committee shall receive the written disclosures and the letters from independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as such may be modified or supplemented.

4.	The Audit Committee shall review the independent auditors’ plan and discuss scope, staffing, locations, reliance upon Management, and external audit and general audit approach.

5.	Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors, and shall discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

6.	The Audit Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	The Audit Committee shall pre-approve all audit and permissible non-audit services to be performed by the independent auditors, provided that pre-approval is not required with respect to non-audit services if:

•	the aggregate amount of all such non-audit services provided to the Company constitutes 5% or less of the total amount paid by the Company to its independent auditor during the fiscal year in which the non-audit services are provided;

•	such services were not recognized at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee prior to the completion of the audit.

C.	Other Audit Committee Responsibilities.

The Audit Committee shall also:

1.	Annually prepare a report to shareholders as required by the SEC. This report should be sent to shareholders with or prior to the Company’s annual proxy statement.

2.	Review significant reports prepared by the Company’s internal and/or external loan review personnel together with Management’s response and follow-up to these reports.

3.	Perform any other activities consistent with this charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

4.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

5.	Establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Exhibit 1

CENTER FINANCIAL CORPORATION

2006 STOCK INCENTIVE PLAN

Adopted April 12, 2006

Section 1. Purpose

The purpose of the Center Financial Corporation 2006 Stock Incentive Plan (the “Plan”) is to (i) encourage selected employees and directors of Center Financial Corporation (the “Company”) and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

For purposes of the Plan, the following terms have the following meanings:

(a) “Award” means any award under the Plan, including any Option or Restricted Stock Award.

(b) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c) “Board” means Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(e) “Committee” means the Personnel and Compensation Committee of Center Financial Corporation and Center Bank.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

(g) “Fair Market Value” means as of any given date (a) if the Stock is listed on any established stock exchange or a national market system, either the closing sale price for the Stock or the closing bid if no sales were reported, or the average of the bid and ask prices, as selected by the Committee in its discretion, as quoted on such system or exchange, as reported in The Wall Street Journal; or (b) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Committee or the Board in good faith.

(h) “Holder” means the holder of a Restricted Stock Award granted under Section 7.

(i) “Incentive Option” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(j) “Issue Date” shall mean the date established by the Board or the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(b).

(k) “Nonqualified Stock Option” means any Option that is not an Incentive Option.

(1) “Option” means an option granted under Section 6.

(m) “Optionee” means the holder of an Option granted under Section 6.

(n) “Participant” means an employee or director who is selected by the Board or the Committee to receive an Award under the Plan.

(o) “Restricted Stock” or “Restricted Stock Award” means an Award of Stock subject to restrictions, as more fully described in Section 7.

(p) “Restriction Period” means the period determined by the Board or the Committee under Section 7(b).

(q) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

(r) “Stock” means the Common Stock, no par value, of the Company, and any successor security.

(s) “Terminating Event” has the meaning set forth in Section 8(a).

(t) “Termination” means, for purposes of the Plan, with respect to a Participant, that (a) if the Participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the Participant is an employee, he or she has ceased to be, for any reason, employed by the Company or a subsidiary.

(u) “Termination for Cause” in the case of an employee, shall mean termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the “FRB”) or any applicable bank supervisory agency; and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive. In the case of a director, Termination for Cause shall mean removal pursuant to Sections 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the FRB or any applicable bank supervisory agency.

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(v) “Vesting Date” means, for an Option or a portion of an Option, the first date on which the Option or such portion may be exercised by the Optionee and, for shares of Restricted Stock, the date on which the shares cease to be forfeitable and become freely transferable shares in the hands of the Participant.

Section 3. Administration

(a) General. The Plan shall be administered by the Committee with respect to (i) approving Option grants and Restricted Stock Awards to the Company’s “Named Executive Officers” as that term is defined in applicable SEC regulations; (ii) modifying or canceling existing grants or awards to Named Executive Officers; or (iii) imposing limitations, restrictions and conditions upon any such grant or award as the Committee deems necessary or advisable, unless the Board, in its discretion shall elect to grant or modify any awards to Named Executive Officers which are not intended to be exempt compensation pursuant to Section 162(m) of the Code. In connection with the administration of the Plan, the Committee, to the extent authorized, shall have the powers possessed by the Board. The Board shall administer the Plan in all other respects, unless the Board in its discretion shall elect to delegate such administration to the Committee with respect to such other aspects of the Plan. The members of the Committee shall at all times (i) meet the independence requirements of the Nasdaq Stock Market, Inc.; (ii) qualify as “non-employee directors” as defined in Section 16 of the Exchange Act; and (iii) qualify as “outside directors” under Section 162(m) of the Code. Nothing contained herein shall prevent the Board of Directors from delegating to the Committee full power and authority over the administration of the Plan. In addition, the Board or the Committee may, in its discretion, delegate to the Chief Executive Officer, the authority to grant stock options or other awards to officers and employees who are neither executive officers nor directors of the Company or its subsidiaries, subject to such limitations or conditions on such authority as the Board or the Committee may impose. As used throughout this Plan with respect to the grant of any Awards, the phrase “the Board or the Committee” shall be deemed to include, where appropriate, such officer as may have been granted authority to grant Awards pursuant to this paragraph.

Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action by the Board of Directors in granting an option or other award to an individual director, such action must be authorized by the required number of directors without counting the interested director, who shall abstain as to any vote on his or her option or award. An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors where such action will be taken.

(b) Authority. The Board or the Committee as appropriate pursuant to Section 3(a) shall grant Awards to directors and eligible employees. In particular and without limitation, the Board or Committee, subject to the terms of the Plan, shall:

(i) select the directors, officers and other employees to whom Awards may be granted;

(ii) determine whether and to what extent Awards are to be granted under the Plan;

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(iii) determine the number of shares to be covered by each Award granted under the Plan; and

(iv) determine the terms and conditions of any Award granted under the Plan based upon factors determined by the Board or the Committee.

(c) Board and Committee Determinations Binding. Subject to the express provisions of the Plan, the Board (or the Committee, if authorized) shall have the authority to construe and interpret the Plan, any Award and any Award Agreement; to define the terms used therein; to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the Plan; and to make all other determinations necessary or advisable for administration of the Plan, including, without limitation, compliance with Rule 16b-3. Any determination made by the Board or the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. Determinations of the Board (or the Committee, if authorized) on matters referred to in this section shall be final and conclusive, and shall be binding on all persons, including the Company and Participants.

Section 4. Stock Subject to Plan

(a) Shares Available for Awards. The total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan shall be 3,296,082 shares (20% of the number of shares of the Company’s stock issued and outstanding as of April 12, 2006), including 597,423 shares which were previously subject to Options granted under the Company’s 1996 Stock Option Plan, and have been transferred to this Plan effective April 12, 2006. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, regardless of source, shall be counted against the 3,296,082 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to a Restricted Stock Award are forfeited, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

(b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock without receipt of consideration by the Company, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Board or the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

(c) Individual Limitation. The Company may not grant Awards under the Plan for more than 1,000,000 shares to any one Participant in any one fiscal year, subject to adjustment from time to time as provided in Section 4(b) above. Determinations under the preceding sentence

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shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 4(c) shall not apply in any circumstance with respect to which the Board or the Committee determines that compliance with Section 162(m) of the Code is not necessary.

Section 5. Eligibility

Awards may be granted to all salaried employees, including officers and directors, and non-employee directors of the Company and its subsidiaries. However, directors of the Company and its subsidiary corporations who are not also salaried officers or employees of the Company or a subsidiary corporation are not eligible to receive Incentive Options under the Plan, but only other types of Awards.

Section 6. Stock Options

(a) Types. Any Option granted under the Plan shall be in such form as the Board or Committee may from time to time approve. The Board or the Committee shall have the authority to grant to any Participant Incentive Options, Nonqualified Stock Options or both types of Options.

(b) Incentive Options. Incentive Options may be granted only to salaried employees of the Company or a Subsidiary. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Option shall constitute a Nonqualified Stock Option.

(c) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

(i) Option Term. Each Option and all rights or obligations thereunder shall expire on such date as the Board or the Committee may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan. As to any Incentive Option granted to an Optionee who, immediately before the option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company (whether acquired upon exercise of Options or otherwise), such option must not be exercisable by its terms after five (5) years from the date of its grant.

(ii) Grant Date. The time an Option is granted, sometimes referred to as the grant date, shall be the day of the action of the Board (or the Committee) described in Section 3(a) hereof; provided, however, that if appropriate resolutions of the Board (or the Committee) indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board (or the Committee) is taken by the unanimous written consent of its members, such action shall be deemed to be at the time the last Board or Committee member signs the consent.

(iii) Exercise Price. The exercise price per share of stock subject to each Option shall be determined by the Board or the Committee but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted. As to any Incentive Option granted to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company, the purchase price must be at least one hundred ten percent (110%) of the fair market value of the stock at the

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time when such Option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treas. Reg. § 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each such purchase.

(iv) Exercisability. Each Option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board or the Committee shall determine; provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee’s right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option. No Option or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence.

(v) Limit on Exercisability. The aggregate fair market value (determined as of the time the Option is granted) of the stock for which any salaried officer or employee may be granted Incentive Options which are first exercisable during any one calendar year (under all Incentive Stock Option Plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

(vi) Method of Exercise; Payment. Options may be exercised by ten (10) days written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with cash in the amount of the purchase price for such shares. No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

Options may also be exercised by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the shares purchased to a designated brokerage firm which shall sell the stock in the market as soon as the Option is exercised; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the shares acquired upon exercise of the Option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise, with the balance of the sales proceeds, if any, after payment of any broker’s commission, credited to the Optionee’s brokerage account.

The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(c)(viii) hereof, as a condition of exercising any such Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the Option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal securities laws.

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(vii) Cessation of Employment; Disability. Except as provided in Subsection 6(c)(i) above, if an Optionee ceases to be employed by or to serve as a director of the Company or a subsidiary corporation for any reason other than death, disability or cause, such Optionee’s Option shall expire thirty (30) days thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation. Except as provided in Subsections 6(c)(i) above, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee’s Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or director such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

(viii) Termination of Employment for Cause. If an Optionee’s employment by or service as a director of the Company or a subsidiary corporation is terminated for Cause, such Optionee’s Option shall expire immediately; provided, however, that the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee’s last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation upon the date of such termination for a reason other than Cause, disability, or death.

(ix) Death of Optionee. Except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation or during the 30-day or one-year period referred to in Subsection 6(c)(vi) above, such Optionee’s Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

Section 7. Restricted Stock

(a) General. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such amount as the Board or the Committee in its discretion shall determine, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee may provide upon grant of a Restricted Stock Award that any shares of Restricted Stock that may be purchased by the Holder in cash and are subsequently forfeited by the Holder prior to the Vesting Date therefor shall be reacquired by the Company at the purchase price originally paid therefor by the Holder, if applicable.

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(b) Issue Date and Vesting Date. At the time of the grant of a Restricted Stock Award, the Board or the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Board or the Committee may provide upon grant of a Restricted Stock Award that different numbers or portions of the shares subject to the Award shall have different Vesting Dates. The Board or the Committee also may provide that the Vesting Dates will be accelerated upon the subsequent occurrence of a specified event (e.g., early retirement of the Holder) as the Board or the Committee may specify. The Board or the Committee also may establish upon grant of a Restricted Stock Award that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.

(c) Issuance of Certificates. Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Center Financial Corporation 2006 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as Center Financial Corporation’s Board of Directors or Compensation Committee may adopt. Copies of the Plan, Award Agreement and rules, regulations and interpretations, if any, are on file at the principal executive office of Center Financial Corporation, 3435 Wilshire Boulevard, Los Angeles, California 90010.”

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each certificate issued pursuant to this Section 7 (c) together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board or the Committee determines otherwise.

(d) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions on transfer described in Section 7(c) shall cease to apply to such share. Reasonably promptly after a Restricted Stock Award becomes fully vested, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(c). If a Restricted Stock Award is partially vested, the Company may continue to hold the originally issued certificate until fully vested unless the Participant specifically requests the issuance of a certificate for just the vested shares. Reasonably promptly after any such request, the Company shall cause the certificates to be issued separately for the restricted and unrestricted shares, and shall deliver the unrestricted certificate to the Participant. Notwithstanding the foregoing, such shares still may be subject to restrictions on transfer as a result of applicable securities laws.

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(e) Dividends. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to receive from the Company, after the grant date and until the Vesting Date, dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan, and the Holder shall not be required to return any such distributions to the Company in the event of forfeiture of the Restricted Stock; provided that any such dividends or distribution payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid. The Board or the Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(f) Voting Rights. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the grant date and until the Vesting Date.

(g) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to this section, in the event of a Termination of employment or directorship during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. If the recipient has paid cash for the Award, the stock will be repurchased at the same price originally paid by the Participant. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

Section 8. Terminating Events

(a) Definition of a “Terminating Event.” For purposes of Section 8(b), a “Terminating Event” means: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the acquisition of more than fifty percent (50%) of the value or voting power of the Company’s stock by a person or group; (iii) the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Company’s stock by a person or group; (iv) the replacement of a majority of the Company’s board of directors in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current board members; or (v) the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company’s assets by an unrelated entity; provided, however, that no transaction or event shall be considered a Terminating Event unless at the time of such event it constitutes a “change in control” as defined under Section 409A of the Code.

(b) Impact of Event. In the event of a “Terminating Event” as defined in Section 8(a), any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options or Restricted Stock Awards outstanding under the Plan or may substitute similar awards for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Terminating Event does not assume such Options or Awards or does not substitute similar Options or other Awards for those outstanding under the Plan, then (i) the vesting of such Options or other Awards outstanding under the Plan shall be accelerated and made fully exercisable and all restrictions thereon shall lapse ten

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(10) days prior to the closing of the Terminating Event; and (ii) upon the closing of the Terminating Event, any Options outstanding under the Plan shall be terminated if not exercised prior to the closing, unless the Board of Directors in its sole discretion determines prior to the effective date of the Terminating Event that all outstanding Options and the Plan itself should continue in full force and effect. In the case of such a determination by the Board of Directors, or in the event that any pending Terminating Event does not occur, the Plan and all outstanding Options and other Awards thereunder shall continue in force with all original vesting schedules in effect.

(c) Notice to Participants of Terminating Event. Not less than thirty (30) days prior to a Terminating Event, the Board of Directors or the Committee shall notify each Participant of the pendancy of the Terminating Event. With respect to Holders of Restricted Stock, the notice shall simply inform such Participants of the pendancy of the Terminating Event and of the fact that the restrictions on their Restricted Stock will lapse. In the case of Optionees, the notice shall inform such Optionees that their Options shall, notwithstanding the provisions of Sections 5(c)(iv) hereof, become exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan, and further subject to the condition that the Terminating Event in fact occurs. Optionees shall then be entitled to exercise any Options or portions thereof commencing on the tenth (10th) day, and ending on the third (3rd) day, prior to the Terminating Event, or at such other times as may be specified by the Board of Directors in connection with the Terminating Event.

Section 9. Acceleration of Options or other Awards

Notwithstanding the provisions of Sections 6(c)(iv) or 7(b) hereof or any provision to the contrary contained in any Award Agreement, the Board of Directors (or the Committee), in its sole discretion, may accelerate the vesting of all or any Award then outstanding. The decision by the Board of Directors to accelerate an Award or to decline to accelerate an Award shall be final. In the event of the acceleration of Options as the result of a decision by the Board of Directors pursuant to this Section 9, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Board of Directors may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall terminate automatically at that time.

Section 10. General Provisions

(a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Board or the Committee shall determine the consideration, if any, payable by the Participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Board or the Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board or employment, as the Board or the

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Committee shall determine. Performance objectives may vary from Participant to Participant and among groups of Participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Board or the Committee, the date of grant of an Award shall be the date of action by the Board or the Committee to grant the Award.

(b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the Participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

(c) Certificates; Transfer Restrictions. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

(d) Tax Withholding. The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable or cash payments due under the Plan, whether upon exercise of an Option, expiration of a Restriction Period for Restricted Stock or occurrence of any other event concerning an Award requiring such withholding, after giving the person entitled to receive such delivery notice as far in advance of such event as practicable. The Company may defer making delivery as to any such shares, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Board or the Committee so provides, reducing the number of shares otherwise deliverable to or on behalf of the Holder on such Taxable Event by a number of shares of Stock having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation. With the approval of the Board or the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. To the extent required for such a withholding of Stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Stock are subject to Section 16(b) of the Exchange Act shall be: (i) subject to the approval of the Board or the Committee in its sole discretion; (ii) irrevocable; (iii) made no sooner than six months after the grant of the award with respect to which the election is made; and (iv) made at least six months prior to the Tax Date unless such withholding election is in connection with exercise of an Option and both the election and the exercise occur prior to the Tax Date in a “window period” of ten business days beginning on the third day following release of the Company’s quarterly or annual summary statement of sales and earnings.

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(e) Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b).

(f) Transferability. No Award shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution. During the life of a Participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the Participant or the Participant’s guardian or legal representative.

(g) Adjustment of Awards; Waivers. The Board or the Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Participant.

(h) Non-Competition. The Board or the Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a Participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such Participant’s agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company’s management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

(i) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Board or the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

(j) Rights as Shareholder. Unless the Plan, the Board or the Committee expressly specifies otherwise, an Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the stock certificates representing the shares are actually delivered to the Optionee. Except as specified in Section 4(b), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The rights of

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Holders shall be as specified in their Award Agreements, as determined by the Board or the Committee in accordance with Section 7 hereof.

(k) Beneficiary Designation. The Board or the Committee, in its discretion, may establish procedures for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(1) Additional Plans. Nothing contained in the Plan shall prevent the Company or a subsidiary from adopting other or additional compensation arrangements for its directors and employees.

(m) No Employment Rights; No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any employee at any time; or (ii) confer upon any Participant any right with respect to continuation of the Participant’s membership on the Board or interfere in any way with provisions in the Company’s Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

(n) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Board or the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Board or the Committee. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company, the Board or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

(o) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

(p) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

(q) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 11. Amendments and Termination

The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant under an outstanding Award without the Participant’s consent. No amendment, alteration or discontinuance shall require shareholder approval unless it would:

(a) increase in the total number of shares reserved for issuance pursuant to Awards under the Plan;

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(b) change the minimum option price for Options;

(c) increase the maximum term of Awards provided for herein;

(d) expand the types of awards which may be issued under the Plan; or

(e) permit Awards to be granted to anyone other than a director or a salaried officer or employee of the Company or a subsidiary corporation.

Any amendment or modification requiring shareholder approval shall be deemed adopted as of the date of the action of the Board of Directors effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by (i) a majority of the shares of the Company’s stock represented and voting in person or by proxy at a duly held shareholders’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares.

Section 12. Effective Date of Plan

The Plan shall be deemed adopted as of the date first shown herein and shall be effective immediately, subject to approval hereof within twelve (12) months before or after said date by (i) a majority of the shares of the Company’s stock represented and voting in person or by proxy at a duly held shareholders’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares.

Section 13. Term of Plan

No Award shall be granted on or after April 12, 2016, but Awards granted prior to April 12, 2016 may extend beyond that date.

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REVOCABLE PROXY

CENTER FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS – May 10, 2006

The undersigned shareholder(s) of Center Financial Corporation (the “Company”) hereby nominates, constitutes and appoints David Z. Hong, Chang Hwi Kim, and Sang Hoon Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Olympic Office of Center Bank, 2222 West Olympic Boulevard, Los Angeles, California 90006 on Wednesday, May 10, 2006 at 6:00 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as indicated on the reverse side hereof.

1. Amendment of Bylaws. To approve a proposal to amend the Company’s Bylaws to change the range of authorized directors from between eight (8) and fifteen (15) to between six (6) and eleven (11), and to fix the exact number of directors at seven (7), as described in the Company’s Proxy Statement dated April 20, 2006.

☐    FOR                  ☐    AGAINST                 ☐    ABSTAIN

2. Election of Directors. Authority to elect the following four (4) Class II directors to serve until the 2008 annual meeting of shareholders and until their successors are elected and qualified: Chung Hyun Lee, Jin Chul Jhung, Peter Y.S. Kim, and Seon Hong Kim.

☐ AUTHORITY GIVEN	☐ AUTHORITY WITHHELD
To vote for all nominees (except as indicated to the contrary below).	To vote for all nominees.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

PLEASE WRITE THE INDIVIDUAL’S OR INDIVIDUALS’ NAME(S) IN THE SPACE BELOW)

3. Approval of Stock Incentive Plan. To approve the Company’s 2006 Stock Incentive Plan, as described in the Company’s Proxy Statement dated April 20, 2006.

☐    FOR                 ☐    AGAINST                 ☐     ABSTAIN

4. To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 3 AND A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSALS 1 AND 3 AND “AUTHORITY GIVEN” FOR PROPOSAL 2.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

PLEASE SIGN AND DATE BELOW.

(Number of Shares)	Dated:

(Please Print Name)	(Signature of Shareholder)

(Please Print Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do ___ do not ___ expect to attend the Meeting.

Number of persons: ___________________________